 EX‑35.23

(logo) AEGON

AEGON USA Realty Advisors, LLC

4333 Edgewood Road NE

Cedar Rapids, Iowa 52499-5554

P: 319.355.8734

F: 319.355.2314

Officer’s Certificate

(A) a review of Aegon USA Realty Advisors, LLC’s activities during the preceding calendar year, 2015 (the “Reporting Period”), and its performance under the applicable pooling and servicing agreement, trust and servicing agreement or sub-servicing agreement pertaining to the transactions below, has been made under my supervision and

(B) to the best of my knowledge, based on such review, Aegon USA Realty Advisors, LLC has fulfilled all its obligations under the applicable pooling and servicing agreement, trust and servicing agreement or sub-servicing agreement pertaining to the transactions below, in all material respects throughout the Reporting Period.

·   WFLD 2014-MONT Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2014-MONT

·   Commercial Mortgage Pass-Through Certificates Series 2014-GSFL

·   GS Mortgage Securities Corporation Trust 2014-NEW, Commercial Mortgage Pass- Through Certificates, Series 2014-NEW

·   COMM 2013-300P Mortgage Trust, Commercial Mortgage Pass-Through Certificates

·   PRIMA CAPITAL CRE SECURITIZATION 2013-III LTD

·   BAMLL Commercial Mortgage Securities Trust 2013-WBRK, Commercial Mortgage Pass-Through Certificates, Series 2013-WBRK

·   Morgan Stanley Capital I Trust 2013-WLSR Commercial Mortgage Pass-Through Certificates, Series 2013-WLSR

·   Four Times Square Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-4 TS

·   Merrill Lynch Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

·   CSMC Trust 2015-GLPA

·   CSMC Trust 2015-GLPB

·   Prima Capital CRE Securitization 2015-V LTD

·   GS Mortgage Securities Corporation Trust 2015-590M

·   BAMLL Commercial Mortgage Securities Trust 2015-ASTR

·   BAMLL Commercial Mortgage Securities Trust 2015-HAUL

·   BAMLL Commercial Mortgage Securities Trust 2015-200P

·   Prima Capital CRE Securitization 2015-IV LTD

·   Morgan Stanley Capital I Trust 2013-ALTM Commercial Mortgage Pass-Through Certificates, Series 2013-ALTM

AEGON USA Realty Advisors, LLC

/s/ Greg Dryden

Greg Dryden

Senior Vice President

March 14, 2016

Reg AB Officer’s Certificate